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                   FIRST AMENDMENT TO ASSET EXCHANGE AGREEMENT

         FIRST AMENDMENT TO ASSET EXCHANGE AGREEMENT (the "Amendment"), dated as of June 15, 1998, by and between Cable One, Inc., a Delaware corporation ("Cable One"), and TCA Cable Partners, a Delaware general partnership ("TCA").

                                  RECITALS

         A. Cable One and TCA are parties to the Asset Exchange Agreement, dated as of January 14, 1998 (the "Exchange Agreement").

         B. Cable One and TCA desire to amend the Exchange Agreement in order to exclude from the transaction contemplated thereby the Livingston/Corrigan System (as defined herein) and the Blackwell System (as defined herein) and to update their respective disclosure schedules.

         In consideration of the premises and the respective representations, warranties and agreements contained herein and in the Exchange Agreement, the parties hereto agree as follows:

         SECTION 1. The first three sentences of Section 5.1 of the Exchange Agreement are hereby deleted and the following sentences are hereby added to replace such deleted sentences:

         Cable One has delivered to TCA complete and correct copies of the (i) internally generated unaudited balance sheets and related statements of income for the year ending as of December 31, 1996, both of which reflect the operation of the Cable One Systems and the cable television system serving the Texas communities of Livingston and Corrigan (the "Livingston/Corrigan System") as a consolidated entity, and (ii) internally generated unaudited interim balance sheets and related statements of income for and as of each quarter ending on and up to September 30, 1997, both of which reflect the operation of the Cable One Systems and the Livingston/Corrigan System as a consolidated entity (all of such financial statements being hereinafter referred to as "Cable One's Financial Statements"). Cable One's Financial Statements are in accordance with the books and records of the Cable One Systems and the Livingston/Corrigan System, were prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered thereby, and, except as may be described therein, present fairly the financial condition of the Cable One Systems and the Livingston/Corrigan System on a consolidated basis at the dates and for the periods indicated subject, in the case of unaudited Cable One's Balance Sheets, only to standard year-end adjustments and the omission of footnotes. The consolidated balance sheets as of December 31, 1996 of the Cable One Systems and the Livingston/Corrigan System are herein collectively called the "Cable One Balance Sheets."

         SECTION 2. Subsections 7.3.1 and 7.3.2 of the Exchange Agreement are hereby amended to read in their entirety as follows:



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         7.3.1. Each Party may, but shall have no obligation to employ or offer employment to any employee of the other Party's Cable Business. Within 90 days after the date of execution of this Agreement, each Party shall provide to the other a list of all active employees of its Systems and, with respect to Cable One only, its Livingston/Corrigan System (excluding all employees subject to a collective bargaining agreement or represented by a labor organization, if any) as of a recent date, showing then-current positions and rates of compensation and indicating which of such employees such Party desires to retain as its employees (the "Retained Employees"). Within 30 days after receipt of this list, the Party receiving such list will provide the other in writing a list of employees such Party or its Affiliates desires to employ following the Closing, which list shall not include any Retained Employees. As of the Closing Date, each Party shall terminate the employment of all its employees who were employed incidental to the conduct of such Party's Cable Business and, with respect to Cable One only, the Livingston/Corrigan System, other than Retained Employees.

         7.3.2. Each Party will pay to all employees employed in its Cable Business and, with respect to Cable One only, its Livingston/Corrigan System, all compensation, including salaries, commissions, bonuses, deferred compensation, severance, insurance, vacation, sick pay and other compensation or benefits to which they are entitled for periods prior to the Closing, including, without limitation, all amounts, if any, payable on account of the termination of their employment. Each Party agrees to cooperate in all reasonable respects with the other Party to allow the other Party to evaluate and interview employees of such Party's Cable Business and, with respect to Cable One only, the Livingston/Corrigan System, to make hiring decisions. Each Party shall, at its cost, be permitted to conduct pre-employment physical examinations (including drug screen urinalysis) and other appropriate pre-hire investigations of such of the other Party's employees that it may desire to hire, and each Party may make any offer of employment to any such employee conditional upon its receipt of results of the pre-hire investigations of such employee that are satisfactory to it.

         SECTION 3. The form of the Noncompetition Agreement set forth in
Exhibit 7.9(a) and 7.9(b) is hereby deleted and replaced by the form of such agreement attached hereto as Exhibit A.

         SECTION 4. Subsection 7.14.1 of the Exchange Agreement is hereby amended to add the following new sentence after the first sentence of such subsection:

         Each Party will use commercially reasonable efforts to assure that any non-public information that such Party may obtain from the other in connection with this Agreement with respect to the cable television system serving the Oklahoma community of Blackwell (the "Blackwell System") or the Livingston/Corrigan System will be kept confidential and, unless and until consummation of the Subsequent Exchange occurs, such Party will not disclose, and will cause its employees, consultants, advisors and agents not to disclose, any such information to any other Person (other than its directors, officers and employees and representatives of its advisers and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the transactions contemplated hereby) or use, and will cause its employees, consultants, advisors and agents not to use, such information to the detriment of the other; provided that (i) such Party may



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use and disclose any such information once it has been publicly disclosed (other than by such Party in breach of its obligations under this Section) and (ii) to the extent that such Party may, in the reasonable opinion of its counsel, be compelled by Legal Requirements to disclose any of such information, such Party may disclose such information if it will have used all reasonable efforts, and will have afforded the other the opportunity, to obtain an appropriate protective order or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed.

         SECTION 5. The "Blackwell Overbuild Elections" clause contained in
Section 7.20 of the Exchange Agreement is hereby deleted.

         SECTION 6. The Exchange Agreement is hereby amended by adding the following covenants:

         7.21 Subsequent Exchange. Unless one Party provides 60 days advance written notice of its intention otherwise, TCA and Cable One shall continue after Closing to use their good faith, commercially reasonable efforts to effect a subsequent like-kind exchange of the Blackwell System for the Livingston/Corrigan System pursuant to Section 1031 of the Code (the "Subsequent Exchange"). The Subsequent Exchange shall be governed by terms mutually agreeable to the parties. In addition, consummation of the Subsequent Exchange shall not occur until Cable One, in its reasonable discretion, has ascertained the impact of the competing cable operator in the City of Blackwell, Oklahoma on the value of the Blackwell System and whether the Subsequent Exchange continues to be commercially warranted. During the period from Closing to the earlier of
(i) the consummation of the Subsequent Exchange or (ii) the termination of the parties' efforts to effect the Subsequent Exchange, TCA shall operate the Blackwell System in accordance with its past practices and will rebuild the Blackwell System to 750 MHZ.

         7.22 Operation of Livingston/Corrigan System. From and after the Closing Date until the earlier of (i) the consummation of the Subsequent Exchange or (ii) the termination of the parties' efforts to effect the Subsequent Exchange, the parties shall enter into the Management Agreement attached hereto as Exhibit B concerning the operation of the Livingston/Corrigan System.

         7.23 Signal Delivery. The parties shall provide signals and cable television programming as set forth below:

                  7.23.1 Effective as of Closing the parties shall enter into the signal delivery agreement attached hereto as Exhibit C, whereby TCA shall, in accordance with the terms of such agreement, provide Cable One with certain video signals distributed over TCA's cable television relay system known as the Oak Grove microwave system.

                  7.23.2 Effective as of Closing the parties shall enter into the signal delivery agreement attached hereto as Exhibit D, whereby TCA shall, in accordance



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                           with the terms of such agreement, provide Cable One
                           with certain cable television programming from the Blackwell System.

                  7.23.3 Effective as of Closing, the parties shall enter into the signal delivery agreement attached hereto as Exhibit E, whereby Cable One shall, in accordance with the terms of such agreement, provide TCA with certain Oklahoma City television signals.

         SECTION 7. Section 8.1.9 of the Exchange Agreement is hereby amended to substitute "14,220" for "17,051."

         SECTION 8. Section 8.2.9 of the Exchange Agreement is hereby amended to substitute "11,959" for "14,237."

         SECTION 9. Section 11.2 of the Exchange Agreement is hereby amended to delete the word "or" prior to subsection (i) of 11.2 and the remainder of
Section 11.2 shall read as follows:

         (i) the failure of TCA to perform the TCA Assumed Obligations and Liabilities, or (j) claims of any Person (including claims arising from acts, events or circumstances in which Cable One is alleged to be jointly or jointly and severally liable with TCA) concerning or arising out of Cable One's or TCA's provision of services to the other party, Cable One's purchase of the Blackwell System, or the Subsequent Exchange.

         In the event that an indemnified item arises under both clause (a) and under one or more of clauses (b) through (j) of this SECTION 11.2, Cable One's rights to pursue its claim under clauses (b) through (j), as applicable, will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (a).

         SECTION 10. Section 12.2 of the Exchange Agreement is hereby amended to revise Cable One's address in the two instances in which it appears so as to read as follows:

                  Cable One, Inc.
                  1314 North Third Street
                  Third Floor
                  Phoenix, Arizona 85004

         SECTION 11. Section 12.14 of the Exchange Agreement is hereby amended to substitute "$50,000" for "$100,000."

         SECTION 12. Cable One's Schedules 1.10, 1.13, 1.15, 1.16, 1.17, 1.18,
4.4, 5.3, 5.8.4, 5.15, 5.18 and 7.2.3 are hereby amended so as to read in their entirety as set forth on Exhibit F hereto.



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         SECTION 13. TCA's Schedules 1.34, 1.56, 1.59, 1.61, 1.62, 1.63, 1.64,
4.2, 6.3, 6.4.3, 6.8.4, 6.14.1, and 6.15 are hereby amended so as to read in their entirety as set forth on Exhibit G hereto.

         SECTION 14. This Amendment is hereby made supplemental to and a part of the Exchange Agreement and, except as expressly amended by this Amendment, the Exchange Agreement is in all respects ratified and confirmed and all terms, conditions and provisions thereof shall remain in full force and effect.

         SECTION 15. The validity, performance, and enforcement of this Amendment shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state. In accordance with Title 6, Section 2708 of the Delaware Code Annotated, each Party hereby submits to the jurisdiction of the courts of Delaware and agrees to be served with legal process from any of such courts. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts, including any claim or objection that any of such courts constitutes an inconvenient forum.

         SECTION 16. Capitalized terms contained herein and not otherwise defined herein shall have the respective meanings assigned to them in the Exchange Agreement.

         SECTION 17. This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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         The parties have executed this Amendment as of the day and year first written above.


                                 TCA CABLE PARTNERS

                                 By:  TCA Holdings, L.P., a Texas
                                      limited partnership, its general partner

                                      By:
                                          ---------------------------------




                                 CABLE ONE, INC.

                                      By:
                                          ---------------------------------



80446











              Signature page to the Amendment to the Asset Exchange
                 Agreement between TCA Cable Partners and Cable
                                    One, Inc.

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